EXHIBIT 4.3

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD. THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD

“PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, DOES NOT AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND/OR SECTION 4975 OF THE CODE OR UNDER ANY PROVISIONS OF SIMILAR LAW. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, S.A. AND ONLY (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

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IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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THE NEWARK GROUP, INC.

9-3/4% SENIOR SUBORDINATED NOTE DUE 2014

CUSIP No. U6415DAA2
No. S-1	$235,000.00

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

THE NEWARK GROUP, INC., a New Jersey corporation (the “Company,” which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED THIRTY FIVE THOUSAND Dollars on March 15, 2014.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

THE NEWARK GROUP, INC.

By:	/s/ Joseph E. Byrne
Name: Joseph E. Byrne
Title: Vice President, Planning and Finance and Treasurer

Dated: March 12, 2004

This is one of the Notes referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:	/s/ Paul Schmalzel
Authorized Signatory

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(Back of Note)

9-3/4% Senior Subordinated Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) (a) Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 9-3/4% per annum from March 12, 2004 until maturity. The Company will pay interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time at the same rate per annum on the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(b) Additional Interest. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated March 12, 2004, among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. Additional Interest will be payable in cash semi-annually on March 15 and September 15 of each year, or if any such date is not a Business Day, on the next succeeding business day. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Additional Interest, if any, hereon from time to time on demand at the same rate to the extent lawful.

(2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 and September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company. Payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent ten days prior to the Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or a domestically incorporated wholly-owned subsidiary may act in any such capacity.

(4) Indenture and Guarantees. The Company issued the Notes under an Indenture dated as of March 12, 2004 (as in effect from time to time, the “Indenture”) between the Company, the Guarantors party thereto from time to time and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company. If any of the terms or provisions contained in the Notes conflict with any of the terms or provisions of the Indenture, those contained in the Indenture shall govern.

(5) Optional Redemption. The Company may redeem the Notes, at the Company’s option, in whole at any time, or in part from time to time, on or after March 15, 2009, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as a percentage of the principal amount), if redeemed during the 12-month period commencing on March 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Redemption Price
2009	104.875%
2010	103.250%
2011	101.625%
2012 and thereafter	100.000%

If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

(6) Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to March 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the Notes issued under the Indenture at a Redemption Price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest (if any), to the date of redemption, provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and provided, further, that the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

(7) Mandatory Redemption. Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

(8) Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or in the case of a Change of Control Offer, at least 30 days but not more than 45 days, or in the case of a Net Proceeds Offer, within 30 days) before the applicable redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9) Repurchase at Option of Holder.

(a) If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture; provided that the Company shall not be obligated to make a Change of Control Offer if, no later than the 30th day after the Change of Control, it has mailed an irrevocable notice of redemption for all of the Notes pursuant to the procedures set forth in the Indenture for an Optional Redemption and the Company subsequently has not failed to consummate such Optional Redemption. Upon any failure by the Company to consummate the Optional Redemption for which such irrevocable notice of redemption was given, the Company’s obligation to offer to repurchase Notes shall be reinstated. Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in the second paragraph of

Section 4.10 of the Indenture (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in the second paragraph of Section 4.10 of the Indenture (each, a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date not less than 45 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, the maximum principal amount of Notes and if the Company so elects, other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness), that may be purchased out of the Net Proceeds Offer Amount. Any Notes and other Indebtedness to be purchased pursuant to a Net Proceeds Offer shall be purchased pro rata based on the aggregate principal amount of Notes and such other Indebtedness outstanding and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent the aggregate principal amount of Notes and other Indebtedness validly tendered and not withdrawn by holders exceeds the Net Proceeds Offer Amount, Notes and other Indebtedness, if any, shall be purchased pro rata based on the aggregate principal amount of tendered Notes and other Indebtedness, if any. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

(10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article V of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder in any material respect, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

(13) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by the Company to comply with any covenant contained in the Indenture for 30 days after notice to the Company specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding (except in the case of a default referred to in Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the final stated maturity thereof or (b) results in the acceleration of such Indebtedness prior to its express final stated maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final stated maturity or the final stated maturity of which has been so accelerated, aggregates $10.0 million or more and such failure shall not have been cured or waived within 20 days thereof; (v) certain final judgments of the Company or any Significant Subsidiary for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company; and (vii) a Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or a Guarantor that is a Significant Subsidiary denies its liability, in writing, under its Guarantee (other than by reason of release of a Guarantor in accordance with the Indenture). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

(15) No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) Discharge and Defeasance. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

(19) Governing Law. The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that such principles are not mandatorily applicable by statute and the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

(20) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

(21) Registration Rights. Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for the Company’s 9-3/4% Senior Subordinated Notes due 2014, Series B, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

(22) Request for Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

The Newark Group, Inc.

20 Jackson Drive

Cranford, NJ 07016

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

___________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

___________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                          as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature of Signature Guarantee

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 (“Net Proceeds Offer”) or Section 4.15 (“Change of Control Offer”) of the Indenture, check the applicable boxes

☐ Net Proceeds Offer:	☐ Change of Control Offer:
in whole ☐	in whole ☐
in part ☐	in part ☐
Amount to be purchased: $________	Amount to be purchased: $________

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Date:

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Social Security Number or Taxpayer Identification Number: _____________________________________